Exhibit 99.3

FINANCIAL STATEMENTS

OF

THE SOUTHERN CONNECTICUT GAS COMPANY

AS OF MARCH 31, 2015 AND DECEMBER 31, 2014 AND
FOR THE THREE MONTHS ENDED MARCH 31, 2015 AND 2014

(UNAUDITED)

TABLE OF CONTENTS

Page Number
Financial Statements:

Statement of Income for the three months ended March 31, 2015 and 2014	3

Balance Sheet as of March 31, 2015 and December 31, 2014	4

Statement of Cash Flows for the three months ended March 31, 2015 and 2014	6

Statement of Changes in Shareholder’s Equity	7

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF INCOME
(In Thousands)
(Unaudited)

	Three Months Ended March 31,
	2015	2014

Operating Revenues	$143,476	$161,162

Operating Expenses
Operation
Natural gas purchased	71,943	93,099
Operation and maintenance	17,962	17,602
Depreciation and amortization	11,292	11,648
Taxes - other than income taxes	8,545	8,532
Total Operating Expenses	109,742	130,881
Operating Income	33,734	30,281

Other Income and (Deductions), net	(95)	(1,134)

Interest Charges, net
Interest on long-term debt	3,344	3,344
Other interest, net	79	(4)
	3,423	3,340
Amortization of debt expense and redemption premiums	77	77
Total Interest Charges, net	3,500	3,417

Income Before Income Taxes	30,139	25,730

Income Taxes	11,887	10,883

Net Income	$18,252	$14,847

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF COMPREHENSIVE INCOME
(In Thousands)
(Unaudited)

	Three Months Ended March 31,
	2015	2014

Net Income	$18,252	$14,847
Other Comprehensive Income (Loss), net of income taxes
Changes in unrealized gains(losses) related to pension and other post-retirement benefit plans	145	61
Comprehensive Income	$18,397	$14,908

THE SOUTHERN CONNECTICUT GAS COMPANY
BALANCE SHEET
ASSETS
(In Thousands)
(Unaudited)

	March 31, 2015	December 31, 2014
Current Assets
Unrestricted cash and temporary cash investments	$1,928	$428
Accounts receivable less allowance of $1,800 and $1,400, respectively	83,639	60,344
Unbilled revenues	18,659	22,310
Current regulatory assets	17,829	21,642
Natural gas in storage, at average cost	11,287	33,647
Materials and supplies, at average cost	2,196	2,060
Refundable taxes	-	5,392
Prepayments	2,200	782
Total Current Assets	137,738	146,605

Other investments	11,144	10,832

Net Property, Plant and Equipment	585,657	581,121

Regulatory Assets	96,019	101,178

Deferred Charges and Other Assets
Unamortized debt issuance expenses	3,662	3,739
Goodwill	134,931	134,931
Other	828	-
Total Deferred Charges and Other Assets	139,421	138,670

Total Assets	$969,979	$978,406

THE SOUTHERN CONNECTICUT GAS COMPANY
BALANCE SHEET
LIABILITIES AND CAPITALIZATION
(In Thousands)
(Unaudited)

	March 31, 2015	December 31, 2014
Current Liabilities
Current portion of long-term debt	$2,517	$2,517
Accounts payable	35,893	45,825
Accrued liabilities	13,733	14,927
Current regulatory liabilities	5,390	5,360
Deferred income taxes	8,138	9,587
Interest accrued	1,534	2,437
Taxes accrued	12,930	4,333
Intercompany payable	5,000	15,000
Total Current Liabilities	85,135	99,986

Deferred Income Taxes	17,879	16,488

Regulatory Liabilities	162,879	157,720

Other Noncurrent Liabilities
Pension accrued	40,744	42,496
Other post-retirement benefits accrued	16,039	16,743
Other	13,591	14,029
Total Other Noncurrent Liabilities	70,374	73,268

Commitments and Contingencies

Capitalization
Long-term debt, net of unamortized premium	230,052	230,681

Common Stock Equity
Common stock	18,761	18,761
Paid-in capital	369,737	369,737
Retained earnings	15,258	12,006
Accumulated other comprehensive income (loss)	(96)	(241)
Net Common Stock Equity	403,660	400,263

Total Capitalization	633,712	630,944

Total Liabilities and Capitalization	$969,979	$978,406

THE SOUTHERN CONNECTICUT GAS COMPANY
STATEMENT OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Cash Flows From Operating Activities
Net income	$18,252	$14,847
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,369	11,725
Deferred income taxes	375	(3,938)
Pension expense	1,344	1,677
Regulatory activity, net	6,757	27,294
Other non-cash items, net	179	36
Changes in:
Accounts receivable, net	(23,695)	(45,079)
Unbilled revenues	3,651	633
Natural gas in storage	22,360	20,533
Prepayments	(1,418)	258
Accounts payable	(6,265)	27,855
Taxes accrued/refundable, net	13,989	12,678
Accrued liabilities	(1,194)	(4,743)
Accrued pension	(2,799)	(2,294)
Accrued other post-employment benefits	(1,001)	3,926
Other assets	(964)	1,811
Other liabilities	(1,315)	(651)
Total Adjustments	21,373	51,721
Net Cash provided by Operating Activities	39,625	66,568

Cash Flows from Investing Activities
Plant expenditures including AFUDC debt	(13,125)	(9,266)
Net Cash (used in) Investing Activities	(13,125)	(9,266)

Cash Flows from Financing Activities
Payment of common stock dividend	(15,000)	(11,200)
Intercompany payable	(10,000)	(16,000)
Net Cash (used in) provided by Financing Activities	(25,000)	(27,200)

Unrestricted Cash and Temporary Cash Investments:
Net change for the period	1,500	30,102
Balance at beginning of period	428	7,701
Balance at end of period	$1,928	$37,803

Non-cash investing activity:
Plant expenditures included in ending accounts payable	$702	$678

THE SOUTHERN CONNECTICUT GAS COMPANY
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
March 31, 2015
(Thousands of Dollars)

	Common Stock		Paid-in	Retained Earnings (Accumulated	Accumulated Other Comprehensive
	Shares	Amount	Capital	Deficit)	Income (Loss)	Total
Balance as of December 31, 2014	1,407,072	$18,761	$369,737	$12,006	$(241)	$400,263

Net income				18,252		18,252
Other comprehensive loss, net of income taxes					145	145
Payment of common stock dividend				(15,000)		(15,000)
Balance as of March 31, 2015	1,407,072	$18,761	$369,737	$15,258	$(96)	$403,660